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                                                                   Exhibit 11

Summary of Earnings per Share
                                                    1994             1993
                                                  --------         --------
Primary:

Average shares outstanding                        2,835,670       2,835,670

Net effect of options                                    85               0
                                                  ---------       ---------
Total                                             2,835,755       2,835,670
                                                  =========      ==========
Net Income                                        6,971,000       6,519,000

Earnings per Share                                    $2.46           $2.30
                                                  =========       =========

Fully Diluted:

Average shares outstanding                        2,835,670       2,835,670

Net effect of options                                    85               0
                                                  ---------       ---------
Total                                             2,835,755       2,835,670
                                                  =========       =========
Net Income                                        6,971,000       6,519,000

Earnings per Share                                    $2.46           $2.30
                                                  =========         ========